Exhibit 99.1
MacroChem Corporation and Subsidiary

INDEX

 Page No.

Report of Independent Public Accounting Firm                        F-1

Consolidated Balance Sheet at December 31, 2008                                                                      F-2

Consolidated Statement of Operations for Year Ended December 31, 2008       F-3

Consolidated Statement of Stockholders’ Deficit for Year Ended December 31, 2008    F-4

                          Consolidated Statement of Cash Flows Year ended December 31, 2008              F-5

Notes to Consolidated Financial Statements                                                                                   F-6

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of
MacroChem Corporation

We have audited the accompanying consolidated balance sheet of MacroChem Corporation and subsidiary (the “Company”) as of December 31, 2008 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to, nor have we been engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MacroChem Corporation and subsidiary as of December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has had recurring losses from operations, negative cash flows from operating activities, and has an accumulated deficit.  Management’s plans in regard to these matters are also described in Note 1. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Whitley Penn LLP
Dallas, Texas
August 25, 2009

MacroChem Corporation and Subsidiary

CONSOLIDATED BALANCE SHEET

ASSETS	December 31, 2008
Current assets Cash and cash equivalents	$ 14,000
Prepaid expenses and other current assets	70,000
Total current assets	84,000
Property and equipment, net	8,000
Patents, net	457,000
Total assets	$ 549,000
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accounts payable
  Accrued expenses and other liabilities
  Accrued interest payable
  Current portion of deferred revenue
  Note payable – Access Pharmaceuticals, Inc.
  Note payable – related party
  Notes payable
$ 1,317,000 547,000 17,000 5,000 635,000 225,000 600,000
Total current liabilities	3,346,000
Long-term deferred revenue Warrants liability	24,000 104,000
Total liabilities	3,474,000
Commitments and contingencies
Stockholders' deficit
  Common stock - $.01 par value; authorized 100,000,000 shares;
     45,873,412 issued at December 31, 2008; 22,500,026 issued
      at December 31, 2007
  Additional paid-in capital
  Treasury stock, at cost – 529 shares
  Accumulated deficit
459,000 97,763,000 (59,000) (101,088,000)
Total stockholders' deficit	(2,925,000)
Total liabilities and stockholders' deficit	$ 549,000

The accompanying notes are an integral part of these consolidated statements.

MacroChem Corporation and Subsidiary

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2008
Revenues:
License revenues	$ 4,000
Total revenues	4,000

Expenses:
Research and development	10,622,000
General and administrative	3,123,000
Depreciation and amortization	71,000
Total expenses	13,816,000

Loss from operations	(13,812,000)

Interest and other income	26,000
Interest and other expense	(433,000)
Gain on change in value of warrants liability	3,972,000
Gain on sale of equipment	7,000
3,572,000
Net loss	$ (10,240,000)

Basic and diluted loss per common share	$ (0.26)

Weighted average basic and diluted common shares outstanding	38,934,207

The accompanying notes are an integral part of these consolidated statements.

MacroChem Corporation and Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
For the year ended December 31, 2008

	Common Stock Shares
	Issued	Treasury	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Treasury Stock, at cost	Total Stockholders’ Deficit
Balance, December 31, 2007	22,500,026	(529)	$ 225,000	$ 90,054,000	$ (90,848,000)	$ (59,000)	$ (628,000)

Common stock and warrants issued to Virium shareholders	22,898,386	-	229,000	6,788,000	-	-	7,017,000
Common stock issued for services	400,000	-	4,000	116,000	-	-	120,000
Warrants issued with debt	-	-	-	75,000	-	-	75,000
Warrants issued for services	-	-	-	36,000	-	-	36,000
Convertible notes beneficial conversion feature	-	-	-	188,000	-	-	188,000
Stock-based compensation expense	75,000	-	1,000	506,000	-	-	507,000
Net loss	-	-	-	-	(10,240,000)	-	(10,240,000)
Balance, December 31, 2008	45,873,412	(529)	$459,000	$97,763,000	$(101,088,000)	$(59,000)	$(2,925,000)

The accompanying notes are an integral part of these consolidated statements.

MacroChem Corporation and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31,
                 2008
Cash flows from operating activities:
Net loss                                                                                                       $           (10,240,000)
Adjustments to reconcile net loss to net cash used
in operating activities:
Stock based compensation expense                                                                          507,000
        Stock and warrants issued for services                               156,000
        Acquired in-process research and development                     9,661,000
        Depreciation and amortization                                71,000
Amortization of debt discount and beneficial conversion feature                          263,000
Gain on change in value of warrants liability                                                        (3,972,000)
Gain on sale of equipment                                                                                             (7,000)
  Change in operating assets and liabilities:
Prepaid expenses and other current assets                                                              61,000
           Accounts payable and accrued expenses                            84,000
           Accrued interest payable                               17,000
Net cash used in operating activities                                                                             (3,399,000)

Cash flows from investing activities:
Sales of short-term investments                                                                                     759,000
    Expenditures for property and equipment                           (3,000)
    Proceeds from sale of asset                                  13,000
    Payments for acquisition of Virium, net of cash acquired              (240,000)
Net cash provided by investing activities                                                                          529,000

Cash flows from financing activities:
Proceeds from debt issuance                                                                                         400,000
    Proceeds from note payable – Access Pharmaceuticals, Inc.              635,000
    Repayment of debt                              (575,000)
Net cash provided by financing activities                                                                         460,000

Net decrease in cash and cash equivalents                                                                    (2,410,000)
Cash and cash equivalents at beginning of year                                                  2,424,000
Cash and cash equivalents at end of year                                                                     $      14,000

Supplemental cash flow information:
Cash paid for interest                                                                                           $      133,000

The accompanying notes are an integral part of these consolidated statements.

MACROCHEM CORPORATION AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of Business and Summary of Significant Accounting Policies.

MacroChem Corporation (the “Company”) is a specialty pharmaceutical company that develops and seeks to commercialize pharmaceutical products using its proprietary drug delivery technologies.

The Company has been engaged primarily in research and development since its inception in 1981 and has derived limited revenues from the commercial sale of its products, licensing of certain technology and feasibility studies. The Company has had minimal revenues relating to the sale of any products currently under development. The Company has incurred losses from operations every year since its inception and the Company anticipates that operating losses may continue for the foreseeable future. At December 31, 2008 the Company’s accumulated deficit was approximately $101.1 million. The audit report of Whitley Penn LLP, our independent public accounting firm on our 2008 financial statements includes an explanatory paragraph concerning our ability to continue as a going concern. The inclusion of this explanatory paragraph may materially and adversely affect our ability to raise new capital. To continue to operate, the Company will require significant additional funding. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company was acquired by Access Pharmaceuticals, Inc. (“Access”) on February 25, 2009 per the agreement and plan of merger entered into on July 10, 2008. The impact of this transaction is not reflected in these consolidated financial statements. See Note 11.

The Company organizes itself as one segment reporting to the chief executive officer. Products and services consist primarily of research and development activities in the pharmaceutical industry.

Principles of Consolidation - The consolidated financial statements include the financial statements of MacroChem Corporation and our wholly-owned subsidiary. All intercompany balances and transactions have been eliminated in consolidation.

Accounting Estimates – The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. The primary estimates underlying the Company’s consolidated financial statements include the fair market value of warrants included in liabilities, the carrying value and useful lives of the Company’s patents and property and equipment, the valuation allowance established for the Company’s deferred tax assets, and the underlying assumptions to apply the pricing model to value stock options under Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment,”. Management bases its estimates on certain assumptions, which it believes are reasonable in the circumstances, and while actual results could differ from those estimates, management does not believe that any change in those assumptions in the near term would have a significant effect on the consolidated financial position or the results of operations.

Fair Value of Financial Instruments – The carrying amounts of cash, cash equivalents, accounts payable, notes payable and accrued expenses approximate their fair value because of their short-term nature.

Cash and Cash Equivalents – Cash and cash equivalents at December 31, 2008 are primarily comprised of highly liquid investments with a maturity of three months or less when purchased. There were no short-term investments at December 31, 2008. During the year we maintained deposits primarily in one financial institution, which may at times exceed amounts covered by insurance provided by the U.S. Federal Deposit Insurance Corporation ("FDIC").  We have not experienced any losses related to amounts in excess of FDIC limits.

Property and Equipment – Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets, which range from three to ten years.

Patents – The Company has filed applications for United States and foreign patents covering aspects of its technology. Costs and expenses incurred in connection with pending patent applications are deferred. Costs related to successful patent applications are amortized over the estimated useful lives of the patents, not exceeding 20 years, using the straight-line method. Accumulated patent costs and deferred patent application costs related to patents that are considered to have limited future value are charged to expense. Accumulated amortization aggregated approximately $487,000 at December 31, 2008. On an on-going basis, the Company evaluates the recoverability of the net carrying value of various patents by reference to the patent’s expected use in drug and other research activities as measured by outside interest in the Company’s patented technologies and management’s determination of potential future uses of such technologies. At December 31, 2008:

Gross carrying value                                 $ 944,000
Accumulated amortization                         (487,000)
Net asset value                                          $  457,000

The aggregate estimated amortization expense for intangible assets remaining as of December 31, 2008 is as follows (in thousands):

2009                                        $       45
2010                                                 45
2011                                                 45
2012                                                 45
2013 and thereafter                      277
Total                                       $      457

For the year ended December 31, 2008, amortization expense was $61,000.

Long-lived Assets – The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of such assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment charges were recorded for the year ended December 31, 2008.

Research and Development – Research and development costs are charged to operations as incurred. Such costs include proprietary research and development activities and expenses associated with research and development contracts, whether performed by the Company or contracted with independent third parties. Research and development also includes in-process research and development of $9,661,000 from the acquisition of Virium in 2008.

Revenues - Our revenues are generated from licensing and research and development agreements. We recognize revenue in accordance with SEC Staff Accounting Bulletin No. 104 (SAB 104), "Revenue Recognition". License revenue is recognized over the remaining life of the underlying patent. Research and development revenues are recognized as services are performed.

Stock Based Compensation – Adoption of SFAS 123(R)

Prior to January 1, 2006, the Company accounted for stock-based compensation issued to employees using the intrinsic value method, which follows the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and Financial Accounting Standards Board (“FASB”) Interpretation (‘‘FIN’’) No. 44, ‘‘Accounting for Certain Transactions Involving Stock Compensation.’’

Generally, no stock-based employee compensation cost related to stock options was reflected in net income, as all options granted under stock-based compensation plans had an exercise price equal to the market value of the underlying common stock on the grant date. Compensation cost related to restricted stock units granted to non-employee directors and certain key employees was reflected as an expense as services were rendered.

On January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payment,” using the modified prospective method, which requires measurement of compensation cost for all stock awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. The fair value of stock options is estimated using the Black-Scholes valuation model, and the fair value of restricted stock units is determined based on the number of shares granted and the quoted price of the Company’s common stock on the date of grant. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimate of awards that will ultimately vest requires significant judgment, and to the extent actual results or updated estimates differ from the Company’s current estimates, such amounts will be recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class and historical employee attrition rates. Actual results, and future changes in estimates, may differ substantially from the Company’s current estimates.

Stock based compensation expense for the year ended December 31, 2008 is as follows:

Year Ended December 31, 2008

General and administrative	$507,000

Income Taxes – Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets to the extent their realization is in doubt.

As of January 1, 2007, we adopted FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, Accounting for Income Taxes" (“FIN 48”). The adoption did not have a material impact on our consolidated financial statements or effective tax rate and did not result in any unrecognized tax benefits. Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements. For the year ended December 31, 2008, we did not recognize any interest or penalty expense related to income taxes. It is determined not to be reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next 12 months. We are currently subject to a three year statute of limitations by major tax jurisdictions. We and our subsidiary file income tax returns in the U.S. federal jurisdiction.

Basic and Diluted (Loss) Income Per Share – Basic earnings per share is computed using the weighted average number of common shares outstanding during each year. For the year ended December 31, 2008, potential common shares are not included in the per share calculations for diluted EPS, because the effect of their inclusion would be anti-dilutive. Anti-dilutive potential shares from stock options, warrants and convertible debt not included in per share calculations under the treasury stock method for 2008 were 25,768,998.

Basic and Diluted Income (Loss) Per Share	Year Ended December 31, 2008
Basic net (loss) income attributable to common stockholders	$(10,240,000)
Basic and diluted net (loss) income per common share	$(0.26)
Weighted average shares used to compute basic and diluted net (loss) income per common share	38,934,207

Recent Accounting Pronouncement– In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a market-based framework or hierarchy for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is applicable whenever another accounting pronouncement requires or permits assets and liabilities to be measured at fair value. SFAS 157 does not expand or require any new fair value measures; however the application of this statement may change current practice. The requirements of SFAS 157 became effective for our fiscal year 2008. However, in February 2008 the FASB decided that an entity need not apply this standard to nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis until the subsequent year. Accordingly, our adoption of this standard on January 1, 2008 was limited to financial assets and liabilities and did not have a material effect on our financial condition or results of operations. The financial assets and liabilities as reported in the Company's financial statements approximate their respective fair value. The Company's warrant liability is included in level 2 of the fair value hierarchy contained in SFAS 157. We are still in the process of evaluating this standard with respect to its effect on nonfinancial assets and liabilities and therefore have not yet determined the impact that it will have on our financial statements upon full adoption.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — including an amendment of FASB 115” (“SFAS 159”) which allows an entity to choose to measure certain financial instruments and liabilities at fair value. Subsequent measurements for the financial instruments and liabilities an entity elects to fair value will be recognized in earnings and this election is irrevocable. SFAS 159 also establishes additional disclosure requirements. SFAS 159 is effective for the Company beginning January 1, 2008. The Company has not elected to apply the fair value option to any of its financial instruments.

In December 2007, the FASB issued SFAS No.141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non controlling interest in the acquiree and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of SFAS 141R on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No.160, “Non Controlling Interests in Consolidated Financial Statements-an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by the parties other than parent, the amount of the consolidated net income attributable to the parent and to the non controlling interest, changes in parent’s ownership interest, and the valuation of retained non controlling equity investments when a subsidiary is deconsolidated.  SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and interests of the non controlling owners. SFAS 160 is effective for the Company beginning January 1, 2009. The Company is currently evaluating the potential impact of the adoption of SFAS 160 on its financial position, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities-an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161 enhances disclosures about the Company’s derivative and hedging activities and thereby improves the transparency of financial reporting. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company is currently evaluating the potential impact of the adoption of SFAS 161 on its financial position, results of operations or cash flows.

On October 10, 2008, the FASB issued FSP No. SFAS 157-3, ”Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active.” (“FSP SFAS 157-3”) clarifies the application of SFAS No. 157, “Fair Value Measurements,” in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. FSP SFAS 157-3 is effective immediately, including prior periods for which financial statements have not been issued. The adoption of FSP SFAS 157-3 did not have a material impact on the Company's consolidated financial statements.

2.	Property and Equipment.

Property and equipment consists of the following as of December 31:

2008
Office equipment	$ 493,000
Less: accumulated depreciation	(485,000)
Property and equipment, net	$ 8,000

3.	Accrued Expenses and Other Liabilities.

Accrued expenses and other liabilities consists of accrued patent expenses of $300,000 and other accrued expenses of $247,000 as of December 31, 2008.

4.       Debt

On August 27, 2008, the Company entered into a Note Purchase Agreement with Access Pharmaceuticals, Inc., pursuant to which Access has loaned us in aggregate the amount of $635,000 at December 31, 2008 and agreed to loan additional funds to us as required to operate our business until the date of termination of the agreement or until the merger transaction is completed. We have agreed to pay interest to Access at the rate of 10% per annum.

See also Note 8 – Virium Pharmaceuticals, Inc. Acquisition for details of the notes related to the acquisition. Of the $825,000 outstanding at December 31, 2008, $225,000 was held by SCO and related parties.

As described at Note 8, default status of one of these notes at December 31, 2008 resulted in a beneficial conversion feature with a value of $188,000 recorded to interest expense and additional paid-in capital.

All of MacroChem’s outstanding debt and accrued interest was cancelled in exchange for Access common stock upon acquisition, see Note 11.

5.       Stock-Based Compensation

Stock Incentive Plans – The Company has granted options to purchase the Company’s common stock to employees and directors under various stock incentive plans. Under the plans, employees and non-employee directors are eligible to receive awards of various forms of equity-based incentive compensation, including stock options, restricted stock, and performance awards, among others. The plans are administered by the Board of Directors or the Compensation Committee of the Board of Directors, which determine the terms of the awards granted. Stock options are generally granted with an exercise price equal to the market value of a share of common stock on the date of grant, have a term of ten years or less, and vest over terms of two to three years from the date of grant.

Stock Option Plans – The Company has three stock option plans, the 1994 Equity Incentive Plan (the “1994 Plan”) and the 2001 Incentive Plan (the “2001 Plan”) and the 2008 Stock Incentive Plan ( the “2008 Plan”).

Under the terms of the 1994 Plan, the Company may no longer award any options. All options previously granted under the 1994 Plan may be exercised at any time up to ten years from the date of award.

Under the terms of the 2001 Plan, the Company may grant options to purchase up to a maximum of 2,373,809 shares of common stock to certain employees, directors and consultants. The options may be awarded as incentive stock options (employees only) and non-incentive stock options (certain employees, directors and consultants).

The 2008 Plan, 2001 Plan and the 1994 Plan state that the exercise price of options shall not be less than fair market value at the date of grant. As of December 31, 2008, there were outstanding options under all plans to purchase 4,126,232 shares of common stock with 4,373,768 shares remaining available for future grants under the 2001 and 2008 Plan.

Stock-Based Compensation– Effective January 1, 2006, the Company adopted FAS No. 123(R), “Accounting for Stock-Based Compensation,” (“FAS 123(R)”) using the modified prospective method, which results in the provisions of FAS 123(R) being applied to the financial statements on a going-forward basis. FAS 123(R) requires companies to recognize stock-based compensation awards granted to its employees as compensation expense on a fair value method. Under the fair value recognition provisions of FAS 123(R), stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the service period, which generally represents the vesting period. The grant date fair value of stock options is calculated using the Black-Scholes option-pricing model and the grant date fair value of restricted stock is based on intrinsic value. The expense recognized over the service period is required to include an estimate of the awards that will be forfeited.

All stock-based awards to non-employees are accounted for at their fair market value in accordance with FAS 123(R) and Emerging Issues Task Force No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.” Under this method, the equity-based instrument was valued at either the fair value of the consideration received or the equity instrument issued on the date of grant. The resulting compensation cost was recognized and charged to operations over the service period, which was usually the vesting period.

For purposes of recording stock based compensation expense as required by Statement No. 123(R), the fair values of each stock option granted under the Company’s stock option plan for the fiscal year ended December 31, 2008, was estimated as of the date of grant using the Black-Scholes option-pricing model.

The fair values of all 2008 stock option grants issued were determined using the following weighted average assumptions:

Year Ended December 31, 2008
Risk-free interest rate	2.96%
Expected life of option grants	6.0 years
Expected volatility of underlying stock	111%
Expected dividend payment rate, as a percentage of the stock price on the date of grant	0%

The dividend yield assumption is based on the Company’s history and expectation of future dividend payouts. The Company estimated stock price volatility using the historical volatility in the market price of its common stock for the expected term of the options. The risk-free interest rate assumption is based upon the U.S. Treasury yield curve in effect at the time of grant for periods corresponding with the expected life of the option.

As share-based compensation expense is recognized based on awards ultimately expected to vest, it must be reduced for estimated forfeitures. FAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeiture rates are calculated based on actual historical forfeitures. The Company assumed a 100% forfeiture rate for all unvested options at December 31, 2008 due to the acquisition by Access on February 25, 2009. See Note 11.

The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar awards. The expected life of employee stock options is, in part, a function of the options’ remaining contractual life and the extent to which the option is in-the-money (i.e., the average stock price during the period is above the strike price of the stock option). We use the "simplified" method until we have enough historical experience to provide a reasonable estimate of expected term.

Stock Option Activity– During the year ended December 31, 2008, the Company granted stock options to existing employees and Directors, as part of the Company’s yearly review process. All such options were granted with exercise prices equal to the current market value of the underlying common stock on the date of grant. Stock option activity was as follows:

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted-Average Remaining Contractual Term
Balance, December 31, 2007	3,020,249	$3.90
Granted	4,840,000	0.30
Exercised	——
Canceled	(3,734,017)	$2.66
Outstanding at, December 31, 2008	4,126,232	$0.58	8.92

Exercisable, December 31, 2008	1,939,417	$2.58	8.63

There was no intrinsic value of options at December 31, 2008.

The following table summarizes information relating to currently outstanding and exercisable options as of December 31, 2008 as follows:

		Outstanding	Weighted		Weighted
		Weighted-Average	Average	Exercisable	Average
	Number of	Remaining	Exercise	Number	Exercise
Exercise Price	Shares	Contractual Life (in Yrs)	Price	of Shares	Price
$0.24 - $0.30	2,540,000	9.39	$0.29	927,498	$3.40
$0.60 - $1.62	1,575,000	8.18	$0.88	1,000,687	$1.60
$10.50 - $69.30	11,232	6.19	$22.76	11,232	$22.76
	4,126,232			1,939,417

Stock based compensation expense for the year ended December 31, 2008 related to stock options was $485,000. As of December 31, 2008, there was no expected unrecognized compensation cost related to unvested stock options granted under the Company’s stock-based compensation plans as forfeitures were estimated at 100%.

All outstanding options at December 31, 2008 were canceled February 25, 2009 with the acquisition by Access Pharmaceuticals, Inc.

Stock and Stock Option Issuances to Non-Employees – During 2008, no stock options were granted to non-employees or consultants.

Restricted Stock Activity

On March 7, 2008, the Company issued 400,000 shares of common stock to a consultant to the Company for services to be performed in the first three quarters of 2008.  The common shares vested immediately and were not subject to forfeiture.  The common shares had a fair value of $120,000 on the grant date.

Stock and Stock Option Issuances to Employees Outside the Stock Option Plans –

On April 22, 2008, the Company issued 75,000 shares of common stock to the Company’s Chairman Robert DeLuccia. The common shares vested immediately and were not subject to forfeiture. The common shares had a fair value of $22,500 and was recorded to stock-based compensation expense.

During 2006, 75,000 shares of restricted stock were granted to Robert J. DeLuccia, the Company’s Chief Executive Officer. The restricted stock vests if and when the Company’s common stock trades at or above $4.00 per share for thirty consecutive trading days. None of these awards had vested as of December 31, 2008 and all were cancelled upon acquisition by Access in 2009.

6.	Stockholders’ Equity.

Authorized Capital Stock

Authorized capital stock consists of 100,000,000 shares of $.01 par value common stock of which 45,873,412 shares are issued (45,872,883 are outstanding) and 30,142,767 are reserved for issuance upon exercise of common stock options, warrants and convertible notes at December 31, 2008. Authorized preferred stock totals 6,000,000 shares, of which 500,000 shares have been designated Series A Preferred Stock, 600,000 shares have been designated Series B Preferred Stock and 1,500 shares have been designated Series C Cumulative Convertible Preferred Stock. On December 31, 2008, there were no shares of Series A, B or C Cumulative Preferred Stock outstanding.

Stock Sales

On October 10, 2007, the Company entered into a Securities Purchase Agreement, pursuant to which the Company issued in a private placement 5,891,667 shares of its common stock and five-year warrants to purchase 1,767,500 shares of the Company’s common stock at an exercise price of $0.60 per share, for aggregate gross proceeds of $3,535,000. In connection with the private placement, all of the 752.25 then outstanding shares of the Company’s Series C Cumulative Convertible Preferred Stock were converted into a total of 12,571,850 shares of common stock. In addition, outstanding warrants to purchase 8,648,102 shares of common stock previously issued with the Series C Preferred have been reset to purchase 17,885,848 shares of common stock at an exercise price of $0.60 per share, pursuant to anti-dilution provisions of those warrants.

In connection with the private placement, the Company entered into a Director Designation Agreement dated as of October 1, 2007 with SCO Capital Partners, LLC (“SCO”), a current stockholder and a purchaser in the private placement, pursuant to which, for so long as SCO holds 20% of the Company’s outstanding common stock, SCO has the right to designate two individuals to serve on the Company’s Board of Directors. SCO previously held the right to designate two individuals to serve on the Company’s Board of Directors for so long as it held 20% of the Company’s outstanding Series C Preferred. SCO was paid $150,000 in investor relations fees in 2008.

Warrants

As discussed at Note 8, on June 23, 2008, the Company entered into a $425,000 Convertible Note agreement with new holders of convertible promissory notes whose notes mature on December 12, 2008, subject to certain conditions. The note holders received warrants to purchase 212,500 shares of common stock at an exercise price of $.01 per share for a period of five years. These warrants were valued at $51,000 using the Black Scholes model and are being amortized over the term of the debt. As of December 31, 2008, none of the warrants had been exercised.

As discussed at Note 8, on June 23, 2008, the Company entered into a $400,000 Convertible Note agreement with new holders of convertible promissory notes whose notes mature on December 6, 2008, subject to certain conditions. The note holders received warrants to purchase 100,000 shares of common stock at an exercise price of $.01 per share for a period of five years. These warrants were valued at $24,000 using the Black Scholes model and are being amortized over the term of the debt. As of December 31, 2008, none of the warrants had been exercised.

On March 5, 2008, the Company entered into an agreement with a consultant for consulting services, with the consultant receiving warrants to purchase 150,000 shares of common stock at an exercise price of $0.38 for a period of five years. These warrants were valued at $36,000 using the Black Scholes model. As of December 31, 2008, none of the warrants had been exercised.

On October 10, 2007, in connection with the conversion of its Series C Preferred Stock to shares of common stock, warrants to purchase 8,648,102 shares of common stock previously issued with the Series C Preferred Stock have been reset to purchase 17,885,847 shares with an exercise price of $.60 per share pursuant to anti-dilution provisions in the warrants. On February 13, 2006, the Company closed a private placement in which institutional investors received six-year warrants to purchase 11,510,018 shares of the Company’s common stock at an exercise price of $0.60 per share (“Investor Warrants”). As of December 31, 2008, none of the $0.60 Investor Warrants had been exercised. The placement agent in the transaction received a warrant to purchase approximately 959,166 shares of common stock at a purchase price of $0.60 for a period of six years (“Placement Agent Warrants”). As of December 31, 2008, none of these $0.60 Placement Agent Warrants had been exercised. On December 23, 2005, the Company closed a private placement in which institutional investors received warrants to purchase 4,999,997 shares of common stock at an exercise price of $0.60 per share for a period of six years (“Investor Warrants”). As of December 31, 2008, 37,500 of these $0.60 Investor Warrants had been exercised. The placement agent in this transaction received a warrant to purchase approximately 416,666 shares of common stock at a purchase price of $0.60 for a period of six years (“Placement Agent Warrants”).  As of December 31, 2008, none of the $0.60 Placement Agent Warrants had been exercised. In accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock” (“EITF 00-19”), the Investor Warrants and the Placement Agent Warrants are included as a liability and valued at fair market value until the Company meets the criteria under EITF 00-19 for permanent equity due to a put option in the agreement. Changes in the fair value of such warrants are recorded as a charge or credit to operations each reporting period. The Company valued the Investor Warrants and the Placement Agent Warrants at $104,000 on December 31, 2008 using the Black-Scholes model with the following assumptions: a risk-free interest rate of 1.0%, volatility of 115%, expected life of 3 years and a dividend yield of 0%. The change in the value of the warrants liability from the prior year resulted in a gain of $3,972,000.

On October 10, 2007, the Company closed a private placement in which institutional investors received warrants to purchase 1,767,500 shares of common stock for a period of five years. The exercise price of the warrants is $0.60 per share. The placement agent also received warrants to purchase 589,166 shares of common stock for a period of five years. The exercise price of these warrants is $0.60. At December 31, 2008, none of these warrants had been exercised.

On April 19, 2005, the Company closed a private placement in which institutional investors and certain executive officers and directors of the Company received warrants to purchase 32,520 shares of common stock for a period of five years. The exercise price of the warrants is $14.70 per share for the institutional investors and $21.84 for the participating executive officers and directors. As of December 31, 2008, 6,012 of the $14.70 warrants issued to the institutional investors had been exercised and none of the $21.84 warrants issued to participating executive officers and directors had been exercised. The placement agent in this transaction received a warrant to purchase 1,190 shares of common stock at a purchase price of $14.70 for a period of five years. As of December 31, 2008, none of the $14.70 warrants issued to the placement agent had been exercised.

During 2004, the Company conducted a private placement in which primarily institutional investors received warrants to purchase an aggregate of 25,723 shares of common stock at a purchase price of $87.78 per share for a period of five years. As of December 31, 2008, none of the $87.78 warrants had been exercised.

Shareholder Rights Plan

The Company has adopted a shareholder rights plan. The Company declared a dividend consisting of one Right for each share of common stock outstanding on September 10, 1999. Stock issued after that date will be issued with an attached Right.

Each Right entitles the holder, upon the occurrence of certain events, to purchase 42/100th of a share of Series B Preferred Stock of the Company at an initial exercise price of $2,100, subject to adjustments for stock dividends, splits and similar events. The Rights are exercisable only if a person or group acquires 20% or more of the Company’s outstanding common stock, or announces an intention to commence a tender or exchange offer, the consummation of which would result in ownership by such person or group of 20% or more of the Company’s outstanding common stock.

On December 23, 2005, the shareholder rights plan was amended to provide that the acquisition of the Company’s Series C Cumulative Convertible Preferred Stock and warrants to acquire shares of its common stock by the purchasers in the Company’s recent private placement, and any subsequent acquisition by the purchasers of common stock upon the conversion or exercise of those securities, would not result in the Rights becoming exercisable.

The Board of Directors may, at its option after the occurrence of one of the events described above, exchange all of the then outstanding and exercisable Rights for shares of common stock at an exchange ratio of one share of common stock per Right.

The Board of Directors may redeem the Rights at the redemption price of $0.01 per Right at any time prior to the expiration of the rights plan on August 13, 2009. Distribution of the Rights is not a taxable event to shareholders.

7.	Commitments and Contingencies.

At December 31, 2008, the Company had no long-term contractual obligations.

RAI Merger

On April 17, 2008, the REIT Americas  Inc. (“RAI”) and Virium Pharmaceuticals agreed to terminate the Merger Agreement that had been entered into on May 25, 2007 by and among RAI and Virium Pharmaceuticals. Upon completion of a qualified financing, the Company will be obligated to pay RAI $535,000 in consideration for agreeing to terminate the Merger Agreement.

8.	Virium Pharmaceuticals, Inc. Acquisition.

On April 18, 2008, the Company acquired Virium Pharmaceuticals Inc. (“Virium”), a privately held biotechnology company focused primarily on oncology based technology, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 18, 2008 by and among the Company, VRM Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“VRM Acquisition”), Virium and Virium Holdings, Inc., a non-public Delaware corporation (“Holdings”) and the parent of Virium.  On the Effective Date, VRM Acquisition merged with and into Virium with Virium continuing as the surviving company and a wholly-owned subsidiary of the Company (the “Merger”).  Pursuant to the Merger Agreement, each share of Virium common stock outstanding at the Effective Time was converted into the right to receive 0.89387756 shares of the Company’s common stock (the “Merger Consideration”) resulting in an aggregate of 22,898,386 shares of MacroChem common stock being issued in the Merger. The fair value of the shares issued on the closing date to the stockholders of Virium was $6,870,000.

Virium has a pipeline of oncology products that target a variety of niche cancer indications.  Virium’s product pipeline included a next generation nucleoside analogue (small molecule) which it had licensed from the Southern Research Institute in August 2007.  This class of compounds has demonstrated proven efficacy in certain hematological cancer indications.  Upon completing the merger, management has commenced a process of conducting a strategic evaluation of each drug candidate in the Company’s newly constituted product portfolio.

In addition, all outstanding warrants to purchase shares of Virium common stock were converted into warrants to purchase   MacroChem common stock.  After giving effect to the Merger, these vested warrants, which expire at various dates from 2012 to 2013, are exercisable to purchase 446,938 shares of MacroChem common stock at an exercise price of $0.671 and 223,469 shares of MacroChem common stock at an exercise price of $1.119 per share.  As described in more detail below, MacroChem also assumed convertible notes of Virium.

On April 23, 2008, MacroChem assumed all obligations under the convertible promissory note in the aggregate principal amount of $500,000 issued to Strategic Capital Resources, Inc. by Virium on May 30, 2007 (the “First Convertible Note”). The First Convertible Note was due to mature on April 25, 2008. The First Convertible Note had a 12% annual interest rate until November 30, 2007, which increased to 15% thereafter. MacroChem paid to Strategic Capital Resources, Inc. $45,000 in cash which represents all accrued and unpaid interest on such note through the date of consummation of the Merger plus $10,000. MacroChem made this payment in consideration of Strategic Capital Resources, Inc.’s prior agreement with Virium to extend the maturity date on its note from March 26, 2008 to April 25, 2008. Upon closing of MacroChem’s next round of equity financing, if any, the principal amount of the First Convertible Note and all accrued interest may be converted into MacroChem common stock at the discretion of each First Convertible Note holder such that each holder will be entitled to acquire shares of MacroChem common stock at $0.8950 per share, subject to anti-dilution adjustments.

On June 6, 2008, the Company repaid a principal amount of $400,000 to the holder of the First Convertible Note together with accrued and unpaid interest thereon. Further, on June 23, 2008, the Company repaid the unpaid principal balance of $100,000 together with accrued and unpaid interest thereon to the remaining holder of the First Convertible Note. Additionally, the First Convertible Note was repaid, in part, with funds from new holders of convertible promissory notes whose notes mature on December 6, 2008. The new promissory notes have a principal amount of $400,000 and a warrant to purchase 100,000 shares of common stock at $.01. The fair value of the warrants issued of $24,000 is recorded as debt discount and is being amortized to interest expense over the term of the debt. The notes have a 12% interest rate with accrued interest due on or prior to the 5th day of each calendar month. These notes are due to mature on the earlier of 1) closing of the next financing by the Company or 2) December 6, 2008. The default status of these notes triggered the convertibility of 50% of the principal at a rate of $0.018, which is 50% of the average market price for five days preceding the triggering event. This resulted in a beneficial conversion feature with a value of $188,000 recorded to interest expense and additional paid-in capital. The principal amount of $400,000 in notes was outstanding at December 31, 2008 and continued to accrue interest until February 25, 2009, the date of the acquisition by Access.

MacroChem also assumed on the Effective Date all obligations under convertible promissory notes in the aggregate principal amount of $500,000 issued by Virium on December 12, 2007 (the “Second Convertible Notes”). The Second Convertible Notes were to mature on the earlier of (a) the closing of any equity financing by MacroChem or (b) June 12, 2008. The Second Convertible Notes have a 12% annual interest rate with all accrued interest due at maturity. Upon written consent to the borrower, simultaneously with the next round of financing, the holders have the ability to convert the entire outstanding principal and all accrued interest into shares. The conversion price will be equal to 50% of the qualified offering price.

In June 2008, a principal amount of $425,000 of the Second Convertible Notes were extended to a maturity of December 31, 2008, subject to certain conditions and the Company repaid holders of the Second Convertible Notes a principal amount of $75,000 and accrued interest of $5,000. To induce the holders to extend the maturity, the Company issued 212,500 warrants to purchase common stock at $.01. The fair value of the warrants issued of $51,053 is recorded as debt discount and will be amortized to interest expense over the term of the debt. The principal amount of $425,000 in notes was outstanding at December 31, 2008 and continued to accrue interest until February 25, 2009, the date of the acquisition by Access.

Prior to the merger agreement, SCO Capital Partners, LLC (“SCO LLC”) together with its affiliates Beach Capital LLC, SCO Securities LLC and SCO Capital Partners, L.P. (collectively with SCO LLC, “SCO”) was the owner of the outstanding common stock of MacroChem, including warrants to purchase certain shares, and also held a majority of the outstanding stock of Holdings and warrants to purchase 112,500 shares of Virium common stock. Pursuant to a Director Designation Agreement dated as of October 1, 2007 between MacroChem and SCO LLC, SCO LLC has the right to designate two individuals to serve on MacroChem’s board of directors for so long as SCO holds 20% of MacroChem’s outstanding common stock.  The current SCO director designees are Jeffrey B. Davis and Mark J. Alvino.  Mr. Davis is currently the president of SCO Securities LLC and Chief Executive Officer of Access Pharmaceuticals, Inc. Prior to the Effective Date, Mr. Davis was a director of Virium.  Mr. Alvino is a former Managing Director of SCO Financial Group LLC and currently an officer of Griffin Securities, Inc.  SCO Securities LLC acted as placement agent in connection with MacroChem’s 2006 private placement.

Pursuant to the terms of the Merger Agreement, at  the Effective Time , all members of the Special Committee, namely, John L. Zabriskie, Michael A. Davis, Paul S. Echenberg, and Peter G. Martin resigned from the board of directors of MacroChem.

Immediately following these resignations, David P. Luci and Dr. James Pachence were appointed to the board of directors of MacroChem.  Dr. Pachence and Mr. Luci will be entitled to the standard compensation payable to our directors which as of April 22, 2008, is now applicable to all directors and includes compensation of $12,000 annually, $1,000 per regular board meeting attended, $500 for each special, telephone or committee meeting attended and the stock option grants that our Compensation Committee from time to time deems appropriate. On June 26, 2008, Dr. James Pachence resigned from the office of Chief Executive Officer of the Company and resigned from his position as a member of our board of directors, in each case, effective immediately.

The acquisition of Virium on April 18, 2008 was accounted for by the Company under the purchase method of accounting in accordance with SFAS No. 141 “Business Combinations”. Under the purchase method, assets acquired and liabilities assumed by the Company were recorded at their estimated fair values at the date of acquisition and the results of operations of the acquired company were consolidated with those of the Company from the date of acquisition. Virium is included in the Statement of Operations from the acquisition date on April 18, 2008.

The total purchase price of $9,661,000, has been primarily allocated to be in-process research and development and is comprised of $6,870,000 related to the calculated value of the Company’s common stock issued of $0.30 per share, $2,404,000 of liabilities the Company assumed in addition to $147,000 of warrants issued to certain debt holders. Additionally, the Company incurred $240,000 in professional fees.

The components of the purchase price, which the Company has allocated to in-process research and development, are summarized as follows:

Common stock issued	$6,870,000
Liabilities assumed	2,404,000
Warrants related to debt assumed	147,000
Transaction costs	240,000
Total purchase price	$9,661,000

The following unaudited pro forma information presents the 2008 results of the Company as if the acquisition had occurred on January 1, 2008. The unaudited pro forma results are not necessarily indicative of results that would have occurred had the acquisition been in effect for the periods presented, nor are they necessarily indicative of future results.

2008
(unaudited)
Net income (loss)	$(10,564,000)

Net income (loss) per common share (basic and diluted)	$(0.23)
Weighted average common shares outstanding (basic and diluted)	45,754,492

9.	Income Taxes.

Income tax expense differs from the statutory amounts as follows:

                                                                                                 2008

Income taxes at U.S. statutory rate        $   (3,482,000)
Change in valuation allowance                                     4,832,000
Expenses not deductible                                             (1,350,000)

Total tax expense                                             $                    -

Deferred taxes are provided for the temporary differences between the financial reporting bases and the tax bases of our assets and liabilities. The temporary differences that give rise to deferred tax assets were as follows:

December 31,
                                                                                                           2008
Deferred tax assets
Net operating loss carryforwards          $      33,650,000
State credit                                                                            2,393,000
Intangible assets                                                                       383,000
Accrued interest                                                                       253,000
Deferred revenue                                                                               14,000
Other                                                                                                 231,000

Gross deferred tax assets                                                                  36,924,000
Valuation allowance                                                                         (36,924,000)

Net deferred taxes                                                                $                      -

No income tax provision or benefit has been provided for federal or state income tax purposes as the Company has incurred losses in all periods reported and recoverability of these losses in future tax filings is uncertain. As of December 31, 2008, the Company has available net operating loss carryforwards of approximately $98,972,000 for federal income tax purposes, expiring through 2028 The use of the federal net operating loss may also be restricted due to changes in ownership in accordance with definitions as stated in the Internal Revenue Code.

As of January 1, 2007, we adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, Accounting for Income Taxes (“FIN 48”). The adoption did not have a material impact on our consolidated financial statements or effective tax rate and did not result in any unrecognized tax benefits. Interest costs and penalties related to income taxes are classified as interest expense and general and administrative costs, respectively, in our consolidated financial statements. For the year ended December 31, 2008, we did not recognize any interest or penalty expense related to income taxes. It is determined not to be reasonably likely for the amounts of unrecognized tax benefits to significantly increase or decrease within the next 12 months. We are currently subject to a three year statute of limitations by major tax jurisdictions. We and our subsidiaries file income tax returns in the U.S. federal jurisdiction.

10.	Employee Benefit Plan.

The Company sponsors a qualified 401(k) Retirement Plan (the “Plan”) under which employees are allowed to contribute certain percentages of their pay, up to the maximum allowed under Section 401(k) of the Internal Revenue Code. Company contributions to the Plan are at the discretion of the Board of Directors. The Company did not make any matching contributions for the year ended December 31, 2008.

11.	Subsequent Event - Merger with Access Pharmaceuticals, Inc. (Unaudited)

On February 25, 2009 the Company closed its merger with Access Pharmaceuticals, Inc. On July 10, 2008, Access Pharmaceuticals, Inc. (OTC BB: ACCP.OB) announced it had signed an agreement and plan of merger with MacroChem, pursuant to which MacroChem was merged with and into a wholly-owned subsidiary of Access. Holders of MacroChem common shares and in-the money MacroChem warrants receive approximately an aggregate of 2,500,000 shares of common stock of Access as merger consideration at the closing of the merger. All other options and warrants of MacroChem which were unexercised at the Effective Time of the merger were automatically cancelled and void.

In addition to the merger, the noteholders of MacroChem agreed to exchange their notes and interest due on the notes in the total amount of $859,000 for 859,000 restricted shares of the Access’ common stock. The value of the shares issued was determined based on the carrying value of the debt, which was established to be the more readily determinable fair value.

In addition, 125,000 shares of Access common stock were issued to former executives of MacroChem for the settlement of employment agreements.